UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2015

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 29, 2015, Digital Turbine, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with B. Riley & Co., LLC relating to the offer and sale (the “Offering”) of 7,600,000 shares of its common stock (the “Common Stock”) at a public offering price of $1.57 per share. The Company has granted the underwriter a 30-day option to purchase up to an additional 1,140,000 shares of its common stock.

The net proceeds to the Company will be approximately $11.2 million, after deducting the underwriter’s commissions and excluding estimated offering expenses. The Company expects to use the net proceeds from the Offering for organic business opportunities, product development, general corporate purposes, working capital and capital expenditures.

The closing of the Offering is scheduled to occur on or about October 2, 2015. The Underwriting Agreement requires us to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make because of such liabilities.

The Offering is being conducted pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-202862), which became effective on April 24, 2015, and a related prospectus supplement dated September 29, 2015 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The foregoing summary of the Underwriting Agreement is subject to, and qualified in its entirety by, such document incorporated herein as Exhibit 1.1, which is incorporated herein by reference. A copy of the opinion of Manatt, Phelps & Phillips, LLP relating to the legality of the issuance of the shares of Common Stock is attached hereto as Exhibit 5.1. The representations and warranties contained in the Underwriting Agreement are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public generally to obtain factual information about us.

Item 7.01	Regulation FD

The Company issued press releases announcing the Offering on September 28, 2015 and pricing of the Offering on September 29, 2015, incorporated herein as Exhibits 99.1 and 99.2, respectively.

Item 8.01	Other Events

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 29, 2015
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
99.1	Press Release September 28, 2015
99.2	Press Release September 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 30, 2015	Digital Turbine, Inc.

	By:	/s/ Andrew Schleimer
Andrew Schleimer
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 29, 2015
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
99.1	Press Release September 28, 2015
99.2	Press Release September 29, 2015